                                                                    EXHIBIT 10.5

                                                           EXECUTION COUNTERPART

                                 AMENDMENT NO. 3

     AMENDMENT NO. 3 dated as of April 4, 2003, among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Virginia (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); the Lenders set forth on the signature pages hereto; the New Lenders (as defined below); and JPMORGAN CHASE BANK in its capacity as administrative agent for the lenders currently party to the below-referenced Credit Agreement (in such capacity, together with its successors in such capacity, the "Administrative Agent").

     The Borrower, the Subsidiary Guarantors, the lenders named therein and the Administrative Agent are parties to a Multi-Year Credit Agreement dated as of December 6, 2001 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrower in an aggregate principal or face amount not exceeding $750,000,000.

     The Borrower wishes to increase the aggregate amount of the Commitments under the Credit Agreement and to amend the Credit Agreement in certain respects, including to add the financial institutions identified under the caption "New Lenders" on the signature pages hereto (collectively, the "New Lenders") as "Lenders" under the Credit Agreement. The Lenders party hereto have agreed to make such amendments and accordingly, the Obligors, the New Lenders, the Lenders party hereto and the Administrative Agent, hereby agree as follows:

     Section 1. Definitions. Except as otherwise defined in this Amendment No. 3, terms defined in the Credit Agreement are used herein as defined therein.

     Section 2. Amendments to Credit Agreement. Effective as of the Amendment No. 3 Effective Date (as defined below), the Credit Agreement shall be amended as follows:

     2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby. The reference in the second paragraph of the preamble to the Credit Agreement to "$750,000,000" shall be deemed to be a reference to "$900,000,000".

     2.02. Definitions. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical locations (or, in the case

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of any definition for a term that is defined in the Credit Agreement before giving effect to this Amendment No. 3, by amending such definition to read as set forth below):

          "Amendment No. 3 Effective Date" has the meaning specified in Amendment No. 3 hereto.

          "Applicable Rate" means, with respect to any ABR Loan, Eurocurrency Revolving Loan, Federal Funds Loan, Letters of Credit, Swingline Loan, or with respect to the Commitment Fees payable hereunder, for each Rate Period (as defined below), the respective rate per annum indicated below for Loans of such Type or Commitment Fees, as applicable, opposite the applicable Leverage Ratio (as defined below) indicated below for such Rate Period:

     ===========================================================================================
                                                       Eurodollar Loans,
                                                      Eurocurrency Loans,
                                                      Federal Funds Loans
     Leverage Ratio                  ABR Loans      and Letters of Credit       Commitment Fees
     -------------------------------------------------------------------------------------------
     Greater than or                  1.250%              2.250%                   0.300%
     equal to 4.25
     to 1
     -------------------------------------------------------------------------------------------
     Less than 4.25                   1.000%              2.000%                   0.275%
     to 1 and greater
     than or equal to
     3.75 to 1
     -------------------------------------------------------------------------------------------
     Less than 3.75                   0.750%              1.750%                   0.250%
     to 1 and greater
     than or equal to
     3.25 to 1
     -------------------------------------------------------------------------------------------
     Less than 3.25                   0.500%              1.500%                   0.225%
     to 1 and greater
     than or equal to
     2.75 to 1
     -------------------------------------------------------------------------------------------
     Less than 2.75                   0.250%              1.250%                   0.200%
     to 1 and greater
     than or equal to
     2.00 to 1
     -------------------------------------------------------------------------------------------
     Less than 2.00                     -0-               1.000%                   0.175%
     to 1
     ===========================================================================================

          For purposes hereof, (i) a "Rate Period" means the period commencing on a Rate Reset Date to but not including the immediately following Rate Reset Date; (ii) a "Rate Reset Date" means, with respect to any fiscal quarter or fiscal year, the earlier of (x) the date on which the Borrower delivers the certificate referred to in Section 5.01(c) (a "Compliance Certificate") in respect of such fiscal quarter or fiscal year, as the case may

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          be, and (y) the date on which the Borrower is required to have delivered the financial statements under Section 5.01(a) or (b) in respect of such fiscal quarter or fiscal year, as the case may be; and
          (iii) "Leverage Ratio" means, for any Rate Period, the ratio of Consolidated Total Funded Debt as at the last day of the fiscal quarter of the Borrower ending on or most recently prior to the first day of such Rate Period to Consolidated EBITDA for the period of four fiscal quarters ending on such last day.

               Anything in this Agreement to the contrary notwithstanding, but subject to Section 2.12(d), the Applicable Rate shall be the applicable rate provided for in the table set forth above in this definition for periods when the Leverage Ratio is greater than 4.25 to 1 (x) during any period when an Event of Default shall have occurred and be continuing or (y) if the applicable Compliance Certificate shall not be delivered within the time that the applicable financial statements are required to be delivered by Section 5.01(a) or (b), as the case may be (but only, in the case of this clause (y), with respect to the portion of such Rate Period prior to the delivery of such Compliance Certificate).

               "Borrowing Base" means, at any time, the sum of: (a) 75% of the result obtained from the following calculation: (i) the aggregate amount of Eligible Inventory (valued at the lower of (x) cost, on a first-in-first-out basis or (y) fair market value) of the Borrower and the Subsidiary Guarantors, determined on a consolidated basis at such time, plus (ii) the aggregate amount of Eligible Receivables of the Borrower and the Subsidiary Guarantors, determined on a consolidated basis at such time, in each case as reflected in the Borrowing Base Certificate then most recently received by the Administrative Agent hereunder minus (iii) reserves maintained by such Subsidiary Guarantors in respect of Eligible Receivables relating to discounts, advertising, allowances and similar items minus (b) the aggregate amount of outstanding checks for the purchase of Farm Products (as defined in the Security Agreement) drawn by the Borrower and its Subsidiaries that have not cleared. Standards of eligibility, reserves (including survivability reserves) and advance rates may be adjusted from time to time in the sole and reasonable judgment of the Administrative Agent, with any changes in such standards to become effective three Business Days after delivery of notice thereof by the Administrative Agent to the Borrower.

               "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit G hereto signed by a Financial Officer.

               "Borrowing Base Release Date" means the date specified by the Borrower in a notice to the Administrative Agent (which notice shall be delivered not later than 5 days and not earlier than 15 days before such specified date) as the "Borrowing Base Release Date" for purposes hereof (which date will result, inter alia, (x) in the removal of the requirement that the Secured Obligations Amount not exceed the Borrowing Base and (y) in the reinstatement of the covenants set forth in Sections 6.12(a) and 6.12(c), and adjustments to the requirements of Section 6.12(b)).

               Notwithstanding the foregoing, for any such notice to be effective, the Borrower shall concurrently deliver a certificate of a Financial Officer to the effect that (i) on the date of the delivery of such notice, no Default shall have occurred and be continuing and (ii) setting forth calculations in form and detail satisfactory to the Administrative Agent demonstrating compliance with the requirements of Section 6.12 as at the last day of the most recent fiscal quarter of the Borrower under the assumption that the Borrowing Base Release Date had occurred prior to such last day.

               "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 (and the "Commitment" of any Lender shall be deemed to include its Dollar Sub-Commitment and its Multicurrency Sub-Commitment, if any). The initial amount of each Lender's Commitment, after giving effect to Amendment No. 3 hereto, is set forth on Schedule 2.01 to Amendment No. 3, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial amount of the Total Commitment (including the Total Dollar Sub-Commitment and the Total Multicurrency Sub-Commitment), after giving effect to Amendment No. 3 hereto, is $900,000,000.

               "Dollar Lender" means (a) on the Amendment No. 3 Effective Date, the Lenders having Dollar Sub-Commitments on Schedule 2.01 to Amendment No. 3 hereto under the heading "Dollar Lenders" and (b) thereafter, the Lenders from time to time holding Loans made pursuant to Dollar Sub-Commitments or holding Dollar Sub-Commitments, after giving effect to any assignments thereof permitted by Section 10.04(b).

               "Dollar Sub-Commitment" means, as to each Dollar Lender, the obligation of such Dollar Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Dollar Credit Exposure hereunder, as such commitment may be
          (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Dollar Sub-Commitment, after giving effect to Amendment No. 3 hereto, is set forth on Schedule 2.01 to Amendment No. 3 hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Dollar Sub-Commitment, as applicable. The initial aggregate amount of the Total Dollar Sub-Commitment, after giving effect to Amendment No. 3 hereto, is $860,000,000.

               "Eligible Inventory" means, as at any date with respect to any Person, all Inventory (i) that is owned by (and in the possession or under the control of) such Person as at such date, (ii) that is located in a jurisdiction in the United States of America, (iii) as to which (before the Security Termination Date) appropriate Uniform Commercial Code financing statements have been filed naming such Person as "debtor" and the Collateral Agent as "secured party", and over which (before the Security Termination Date) the Collateral Agent has a perfected security interest subject to no prior or equal Lien (other than the pari passu security interest securing the Pari Passu Debt), subject to Section 10.13, (iv) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such inventory, its use or sale, (v) for which such Person has made full and final payment and (vi) that is currently usable in the manufacturing process or saleable in the normal course of such Person's business without any notice to, or consent of, any governmental agency or department or division thereof (excluding however, except to the extent that the Required Lenders otherwise agree (x) any such Inventory that is in transit and (y) with respect to any specific customer or third-party processor, any such Inventory that has been shipped to a customer of such Person, including third-party processors, even if on a consignment or "sale or return" basis, and excluding repair and replacement parts for machinery and equipment). Notwithstanding anything in clause (vi) of the foregoing sentence to the contrary (but subject to clauses (i) through (v) of the foregoing sentence), Eligible Inventory shall include but not be limited to (x) all barrows, gilts, boars, sows, feeder pigs, suckling pigs, nursery pigs and commercial sows and boars, multiplier hogs, nucleus hogs and other hogs (collectively, "Hogs") and (y) all calves and steers (collectively, "Cattle"), in each case at the time of determination owned and being raised at facilities owned by such Person or at facilities subject to an exclusive contract with such Person (i.e., the operator of such facility has no similar contract with any other Person) for the feeding and raising of Hogs or Cattle.

               "Eligible Receivables" means, as at any date with respect to any Person, the aggregate amount of all accounts (as defined in the Uniform Commercial Code) of such Person arising from the sale by such Person of Inventory in the ordinary course of its business and (before the Security Termination Date) over which the Collateral Agent has a perfected security interest subject to no prior or equal Lien (other than the pari passu security interest securing the Pari Passu Debt), subject to Section 10.13, other than the following (determined without duplication):

                    (a) any account not payable in Dollars,

                    (b) any account that is not paid within 60 days after the
               date of the invoice for the related inventory,

                    (c) any account owing from a subsidiary or Affiliate of such
               Person,

                    (d) any account (other than an LC-Backed Receivable) owing from an account debtor whose principal place of business is located outside of the United States of America, provided that the aggregate amount of accounts that are not excluded from the definition of "Eligible Receivables" pursuant to this clause (d) by virtue of their constituting LC-Backed Receivables (other than LC-Backed Receivables the related letter of credit for which has been delivered to the Collateral Agent in pledge under the Security Agreement) may not exceed 10% of the Borrowing Base,

                    (e) any account owing from an account debtor that is
               insolvent or the subject of a bankruptcy case,

                    (f) any account that is more than 28 days past due,

                    (g) all accounts of any account debtor if more than 20% of the aggregate amount of the accounts owing from such account debtor are more than 28 days past due,

                    (h) all accounts owing from any account debtor if the
               accounts owing from such account debtor and its Affiliates at the time exceed 10% of all accounts then payable to the Obligors,

                    (i) any account as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

                    (j) any account evidenced by an instrument (as defined in
               the Uniform Commercial Code) not in the possession of the Collateral Agent and containing all necessary endorsements,

                    (k) any account representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase, return or offset arrangement,

                    (l) any amount as to which there is an offsetting liability from the Borrower, any Subsidiary or any Affiliate of the Borrower (but only to the extent of the amount of such offsetting liability), and

                    (m) all amounts reserved by any Subsidiary or Affiliate of the Borrower related to advertising and promotional programs for the respective account debtor (excluding general promotional reserves that are not reserved on a specific account basis).

               "LC-Backed Receivable" means an account (as defined in the Uniform Commercial Code) to the extent that the payment thereof is backed by a letter of credit issued for account of the related account debtor, or confirmed, by a domestic office of a commercial bank organized under the laws of the United States of America or any state thereof the short term deposits of which are rated A-1 or better by S&P or P-1 by Moody's.

               "Multicurrency Lender" means (a) on the Amendment No. 3 Effective Date, the Lenders having Multicurrency Sub-Commitments on Schedule
          2.01 to Amendment No. 3 hereto under the heading "Multicurrency Lenders" and (b) thereafter, the Lenders from time to time holding Loans made pursuant to Multicurrency Sub-Commitments or holding Multicurrency Sub-Commitments, after giving effect to any assignments thereof permitted by Section 10.04(b).

               "Multicurrency Sub-Commitment" means, as to each Multicurrency Lender, the obligation of such Multicurrency Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, in each case, denominated in Dollars or in an Approved Foreign Currency, expressed as a Dollar amount representing the Dollar Equivalent of the maximum aggregate amount of such Lender's Revolving Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Multicurrency Sub-Commitment, after giving effect to Amendment No. 3 hereto, is set forth on Schedule 2.01 to Amendment No. 3 hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Multicurrency Sub-Commitment, as applicable. The initial aggregate amount of the Total Multicurrency Sub-Commitment, after giving effect to Amendment No. 3 hereto, is $40,000,000.

               "Secured Obligations Amount" means, at any time, the sum of the aggregate amount of the Revolving Credit Exposures of all of the Lenders plus the aggregate principal amount of all Pari Passu Debt then outstanding plus the aggregate principal amount (as defined in the definition of "Material Indebtedness" herein) of the obligations of the Borrower and its Subsidiaries under Hedging Agreements that are Hedging Obligations under and as defined in the Security Agreement.

               "Total Commitment" means, at any time, the aggregate amount of the Commitments as in effect at such time minus, prior to the date on which the Borrower shall furnish a complete audit of the Borrowing Base to the Lenders pursuant to Section 5.01(f), $150,000,000.

               2.03. Commitments. Section 2.01 of the Credit Agreement shall be amended to read in its entirety as follows:

               "SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein:

                   (a) each Dollar Lender agrees to make Revolving Loans to the
               Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount (i) that will not result in such Lender's Revolving Dollar Credit Exposure exceeding such Lender's Dollar Sub-Commitment, or the sum of the total Revolving Credit Exposures exceeding the Total Commitment and (ii) that, before the Borrowing Base Release Date, will not result in the Secured Obligations Amount exceeding the Borrowing Base; and

                   (b) each Multicurrency Lender agrees to make Revolving Loans to the Borrower in Dollars or one or more Approved Foreign Currencies from time to time during the Availability Period in an aggregate principal amount (i) that will not result in such Lender's Revolving Multicurrency Credit Exposure exceeding such Lender's Multicurrency Sub-Commitment, or the sum of the total Revolving

          Credit Exposures exceeding the Total Commitment and (ii) that, before the Borrowing Base Release Date, will not result in the Secured Obligations Amount exceeding the Borrowing Base.

     Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans."

          2.04. Swingline Loans. Section 2.04(a) of the Credit Agreement shall be amended to read in its entirety as follows:

          "(a) Obligation of Swingline Lender. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000, (ii) the sum of the total Revolving Dollar Credit Exposures exceeding the Total Dollar Sub-Commitment, (iii) the Secured Obligations Amount exceeding the Borrowing Base at any time before the Borrowing Base Release Date or (iv) the sum of the total Revolving Credit Exposures exceeding the Total Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans."

          2.05. Letters of Credit. Section 2.05(b) of the Credit Agreement, and the first paragraph of Section 2.05(j) of the Credit Agreement, shall each be amended to read in their entirety as follows:

          "(b) Requests for Letters of Credit. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the Currency (which shall be Dollars or an Approved Foreign Currency) and amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is to be made under the Dollar Sub-Commitments or the Multicurrency Sub-Commitments and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Bank, the Borrower also shall submit a letter of credit application on the such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar LC Exposure shall not exceed $125,000,000 and the total Revolving Dollar Credit Exposures shall not exceed the Total Dollar Sub-Commitment, (ii) the Multicurrency LC Exposure shall not exceed $10,000,000 or the Foreign Currency Equivalent thereof and the total Revolving Multicurrency Credit Exposures shall not exceed the Total Multicurrency Sub-Commitment,
          (iii) the Secured Obligations Amount shall not exceed the Borrowing Base at any time before the Borrowing Base Release Date and (iv) the sum of the total Revolving Credit Exposures shall not exceed the Total Commitment."

               "(j) Cash Collateral. If (i) any Event of Default shall have occurred and be continuing, (ii) the aggregate amount of Revolving Dollar Credit Exposure of all Dollar Lenders hereunder exceeds the Total Dollar Sub-Commitment, (iii) the aggregate amount of Revolving Multicurrency Credit Exposure of all Multicurrency Lenders hereunder exceeds the Total Multicurrency Sub-Commitment or (iv) at any time before the Borrowing Base Release Date, the Secured Obligations Amount exceeds the then-current Borrowing Base, then on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in Dollars equal to (x) in the case of the foregoing clause (i), the LC Exposure as of such date, converting the aggregate Multicurrency LC Exposure into the Dollar Equivalent thereof at that date, and (y) in the case of the foregoing clauses (ii), (iii) and (iv), the amount of the relevant excess plus (in each of the cases referred to in the foregoing clauses
          (i), (ii), (iii), and (iv)) any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement."

               2.06. Mandatory Prepayments. Section 2.10(b) of the Credit Agreement shall be amended to read in its entirety as follows:

               "(b) Mandatory Prepayments. The Borrower shall from time to time prepay the Revolving Loans and Swingline Loans (and/or provide cover for LC Exposure as specified in Section 2.05(j)) in such amounts as shall be necessary so that at all times the Secured Obligations Amount shall not exceed the Borrowing Base at any time before the Borrowing Base Release Date, such amounts to be applied, first, to Swingline Loans outstanding, second, to Revolving Loans outstanding and, third, as cover for LC Exposure outstanding.

               On each date on which a Borrowing Base Certificate or other certificate is delivered pursuant to Section 5.01(f), the Borrower shall (as provided in Section 5.01(f)) determine the aggregate Revolving Credit Exposure (taking into account the Dollar Equivalent of the aggregate amount of Revolving Credit Loans denominated in any Approved Foreign Currency), and shall provide the Administrative Agent with a copy of such determination. In addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall (and at any time at the Administrative Agent's option, the Administrative Agent may) similarly determine the aggregate Revolving Credit Exposure. Upon receipt of any such determination from the Borrower, and upon its making any such determination, the Administrative Agent shall promptly notify the Lenders thereof (and in the case of any such determination by the Administrative Agent, the Borrower). If on the date of any such determination the aggregate Revolving Credit Exposure exceeds 105% of the aggregate amount of the Commitments as then in effect, the Borrower shall, if requested by the Required Lenders (through the Administrative Agent), prepay the Revolving Loans and Swingline Loans (and/or provide cover for LC Exposure as specified in Section 2.05(j)) in such amounts as shall be necessary so that after giving effect thereto, the aggregate Revolving Credit Exposure does not exceed the Commitments. For purposes hereof, "Currency Valuation Notice" means a notice given by the Required Lenders stating that such notice is a "Currency Valuation Notice" and requesting that the Administrative Agent determine the Dollar Equivalent of the aggregate Revolving Credit Exposure. The Administrative Agent shall not be required to make more than one valuation determination pursuant to a Currency Valuation Notice during any rolling three-month period.

               For the purpose of the determinations in this paragraph (b), the outstanding principal amount of any Loan that is denominated in an Approved Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Currency of such Loan, determined as of the date of such determination or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received."

               2.07. Reporting Requirements. Section 5.01(f) of the Credit Agreement shall be amended, and a new Section 5.01(g) shall be added to the Credit Agreement (and the existing Section 5.01(g) of the Credit Agreement shall be relettered to be Section 5.01(h)), each to read in its entirety as follows:

               "(f) as soon as available and in any event within 7 Business Days after the end of each monthly accounting period (i) if such accounting period ends before the Borrowing Base Release Date, a Borrowing Base Certificate certifying as to the Borrowing Base as at the last day of such accounting period accompanied by supporting documentation and other supplemental reports as reasonably requested by the Administrative Agent and (ii) a certificate of a Financial Officer in form and detail satisfactory to the Administrative Agent setting forth a determination of the aggregate Revolving Credit Exposure as at the last day of such monthly accounting period (taking into account the Dollar Equivalent of the aggregate amount of Revolving Credit Loans denominated in any Approved Foreign Currency);"

          "(g) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower that ends before the Borrowing Base Release Date (and at such other times as may be requested by the Administrative Agent), a collateral audit report (prepared at the expense of the Borrower) of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders), approved by the Administrative Agent, with respect to the Receivables and Inventory components included in the Borrowing Base which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower and its Subsidiaries) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate then most recently received by the Administrative Agent hereunder is accurate and complete in all material respects and whether or not a Trigger Date (as such term is defined in Section 10.13 hereof) has occurred; and"

          2.08. Inspection Rights. Section 5.06 of the Credit Agreement shall be amended to read in its entirety as follows:

          "SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          Without limiting the generality of the foregoing, the Borrower acknowledges that the representatives designated by the Administrative Agent or any Lender may include any consultants, accountants, lawyers and appraisers retained by the Administrative Agent, and that such representatives may conduct evaluations and appraisals (including but not limited to independent inventory appraisals) of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base and such other assets and properties of the Borrower or its Subsidiaries as the Administrative Agent may require, all at such reasonable times and as often as reasonably requested."

          2.09. Fundamental Changes. Section 6.03(b) of the Credit Agreement shall be amended to read in its entirety as follows:

          "(b) Acquisitions and Joint Ventures. The Borrower will not, and will not permit any of its Subsidiaries to invest in any Joint Venture or consummate any Acquisition, unless immediately prior to such Acquisition or investment in any Joint Venture and after giving effect thereto, no Default shall have occurred and be continuing, and:

                (i) (a) such transaction is an Acquisition and such Acquisition (if by purchase of assets, merger or consolidation) is effected in such manner that the acquired business, and the related assets, are owned either by the Borrower or a Subsidiary and, if effected by merger or consolidation involving the Borrower, the Borrower is the continuing or surviving entity and, if effected by merger or consolidation involving a Subsidiary, the continuing or surviving entity is a Subsidiary; or (b) such transaction is an Acquisition and such Acquisition (if by purchase of stock or partner, member or other ownership interests) is effected in such manner so that the acquired entity becomes a Subsidiary; and

                (ii) such transaction is an Acquisition or a Joint Venture and immediately after giving effect to such Acquisition or Joint Venture
          (x) the Borrower is in compliance with Section 6.12 (the determination of such compliance to be calculated on a pro forma basis, as at the end of the fiscal quarter most recently ended prior to the date of such Acquisition or Joint Venture for which financial statements of the Borrower and its Subsidiaries are available, under the assumption that such Acquisition or Joint Venture and any other Acquisitions or Joint Ventures consummated during the twelve-month period ending on such date shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such Acquisition or Joint Venture) and, in the event that the aggregate amount of expenditures in respect of such Acquisition or Joint Venture and of all prior Acquisitions and Joint Ventures made during a single fiscal year and not covered by a certificate delivered under this subclause (ii) exceeds $100,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (ii) and certifying that prior to such acquisition and after giving effect thereto, no Default shall have occurred and be continuing and (y) if such transaction is consummated before the Borrowing Base Release Date and the aggregate amount of expenditures in respect of such Acquisition or Joint Venture and of all prior Acquisitions and Joint Ventures made during a single fiscal year exceeds $20,000,000, then, immediately after giving effect to such Acquisition or Joint Venture (and any borrowings hereunder made in connection therewith), the excess of (A) the lesser of the Borrowing Base and the aggregate Commitments hereunder at such time minus (B) the Secured Obligations Amount shall not be less than $150,000,000."

          2.10. Financial Covenants. Section 6.12 of the Credit Agreement shall be amended to read in its entirety as follows:

          "(a) Consolidated Leverage Ratio. The Borrower will not, as at any date on or after the Borrowing Base Release Date, permit the ratio of Consolidated Total Funded Debt as at such date to Consolidated EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date, to be more than the following respective amounts at any time during the following respective periods:

                        Period                                                        Ratio
                        ------                                                        -----
                From Amendment No. 3 Effective
                  Date through last day of the fiscal
                  quarter ending July 27, 2003                                      4.50 to 1

                From the day immediately following last day of fiscal
                  quarter ending July 27, 2003 through last day of fiscal quarter ending

                  October 26, 2003                                                  4.00 to 1

                From the day immediately following last
                  day of fiscal quarter ending October 26,
                  2003 and all times thereafter                                     3.75 to 1

          (b) Consolidated Interest Coverage Ratio. The Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four consecutive fiscal quarters of the Borrower (i) ending before the Borrowing Base Release Date, to be less than 2.50 to 1 or
     (ii) ending on or after the Borrowing Base Release Date, to be less than
     3.00 to 1.

          (c) Inventory and Receivables. The Borrower will not, on any date falling on or after the Borrowing Base Release Date, permit the ratio of
     (i) the sum of (x) if such date falls prior to the Security Termination Date, the aggregate amount of inventory and accounts receivable of the Borrower and the Subsidiary Guarantors subject to the Lien of the Security Agreement or (y) if such date falls on or after the Security Termination Date, the aggregate amount of inventory and accounts receivable owned by the Borrower and the Subsidiary Guarantors to (ii) the aggregate Revolving Credit Exposure of the Lenders under this Agreement at such date to be less than 1.30 to 1."

          2.11. Amendments. Section 10.02(b) of the Credit Agreement shall be amended by (i) the deleting the word "or" at the end of clause (vii) therein, (ii) adding a new clause (viii) therein to read in its entirety as follows, and (iii) relettering the existing clause (viii) as clause (ix):

          "(viii) change the reference to 75% in the definition of "Borrowing Base" to a higher percentage without the written consent of each Lender, or"

          2.12. Expenses. Section 10.03(a) of the Credit Agreement shall be amended to read in its entirety as follows:

          "(a) Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder,
     (iii) all reasonable fees (including reasonable and customary internally allocated fees and expenses of employees of the Administrative Agent as to which invoices have been furnished) and expenses of any such representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any evaluation or appraisal of the assets of the Borrower included in the Borrowing Base and (iv) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this
     Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit."

          2.13. Perfection of Security Interests. Section 10.13 of the Credit Agreement shall be amended to read in its entirety as follows:

          "SECTION 10.13. Perfection of Security Interests. Notwithstanding anything contained herein or in any Security Document to the contrary, neither the Borrower nor any of its Subsidiaries shall be responsible for the failure of the Lien created by the Security Agreement to be first priority and perfected (a) to the extent that such failure results from the failure by the Collateral Agent to file continuation statements under the Uniform Commercial Code in respect of such Lien, (b) before the Borrowing Base Release Date, to the extent that such failure relates to Liens over letters of credit supporting LC-Backed Receivables, provided that the aggregate amount of LC-Backed Receivables in respect of which such Liens over the related letters of credit are not perfected does not exceed 10% of the Borrowing Base, (c) before the Borrowing Base Release Date, to the extent that such failure relates to Liens over Eligible Receivables and results from such Eligible Receivables being due from Governmental Authorities, provided that the amount of the Borrowing Base attributable to such Eligible Receivables shall not exceed the greater of $20,000,000 or 5% of the amount of the Borrowing Base in the aggregate or (d) on or after the Borrowing Base Release Date, to the extent that such failure relates to Liens over receivables and results from such receivables being due from Governmental Authorities.

          If, as determined by a report of an independent collateral auditor referred to in Section 5.01(g) hereof, the amount of Collateral subject to any such failure exceeds any relevant amount referred to in clause (a) or
     (b) of the preceding sentence, then, (i) on any such date (each, a "Trigger Date") that the Borrower determines that such excess exists, the Borrower shall immediately notify the Administrative Agent and the Collateral Agent of such event, (ii) the Borrower shall furnish to the Administrative Agent on such Trigger Date a Borrowing Base Certificate calculated on the basis of the Borrowing Base

     Certificate most recently furnished hereunder but recalculating the Borrowing Base with pro forma adjustments reflecting the exclusion of such excess Collateral from the Eligible Receivables or Eligible Inventory, as the case may be, (iii) the Borrower shall forthwith on such Trigger Date comply with its obligations under Section 2.10(b) after giving effect to the Borrowing Base as so calculated and (iv) not later than 30 days following such Trigger Date, the Borrower shall have taken such action as shall be necessary to eliminate such excess. If the Borrower is in compliance with the preceding sentence, then (x) except as expressly provided in the preceding sentence, no account or Inventory shall be excluded from Eligible Receivables or Eligible Inventory, as the case may be, (y) no Obligor shall be deemed to have breached any covenant or made any untrue representation or warranty and (z) no Default or Event of Default shall be deemed to have occurred or be continuing, in each of the cases referred to in the foregoing clauses (x), (y) and (z) solely because any Lien created by the Security Agreement shall fail to be a first priority perfected Lien if such failure is described in clause (a) or (b) of the first sentence or this Section 10.13; except that, notwithstanding the preceding provisions of this Section 10.13, the Borrower shall from time to time upon the request of the Administrative Agent or the Required Lenders deliver or cause to be delivered to the Collateral Agent in pledge under the Security Agreement the letters of credit supporting LC-Backed Receivables."

          2.14. Schedule 2.01. Schedule 2.01 to the Credit Agreement shall be amended to read in its entirety as Schedule 2.01 hereto.

          2.15. Exhibit G. A new Exhibit G shall be added to the Credit Agreement to read in its entirety as Exhibit G hereto.

          Section 3. Amendments to Security Agreement. Effective as of the Amendment No. 3 Effective Date, the Security Agreement shall be amended as follows:

          3.01. References Generally. References in the Security Agreement (including references to the Security Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Security Agreement as amended hereby.

          3.02. Definitions. The definition of "Hedging Agreement" in Section 1 of the Security Agreement is hereby deleted and a new definition of "Financial Hedging Agreement" is hereby added in its appropriate alphabetical location in
Section 1 of the Security Agreement to read in its entirety as follows, and all references to "Hedging Agreement" or "Hedging Agreements" in the Security Agreement (other than the reference to "Hedging Agreements" in the second paragraph of the introduction thereto) shall be deemed to be references to "Financial Hedging Agreement" or "Financial Hedging Agreements", as the case may be:

          "Financial Hedging Agreement" shall mean any Hedging Agreement, other than any Hedging Agreement that is intended to hedge the price, or provide for the future delivery or sale, of commodities.

          Section 4. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in
Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to "this Agreement" included reference to this Amendment No. 3.

          Section 5. Condition Precedent. The amendments set forth in Sections 2 and 3 above shall not become effective until the date (the "Amendment No. 3 Effective Date"), on which the Administrative Agent shall notify the Borrower that each of the following conditions is satisfied:

          (a) Execution of Agreement. The Administrative Agent shall have received from each Obligor, each New Lender and the Required Lenders either
     (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) Corporate Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of this Amendment No. 3 and the Transactions as amended hereby, and any other legal matters relating to each Obligor, this Amendment No. 3, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (c) Opinion of Counsel to Obligors. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 3 Effective Date) of McGuire Woods Battle & Boothe LLP, counsel for the Obligors, substantially in the form of Exhibit A hereto and covering such other matters relating to the Obligors, this Amendment No. 3 or the Transactions as amended hereby, as the Required Lenders shall reasonably request (and the Borrower hereby requests such counsel to deliver such opinion).

          (d) Fees, Etc. The Administrative Agent shall have received (i) for the account of each Lender (other than the New Lenders) that authorizes the Administrative Agent to execute this Amendment No. 3 on or before the effectiveness of the amendments provided in Section 2 above, an amendment fee in an amount equal to 0.10% of the aggregate amount of the Commitment of such Lender and (ii) all other fees and other amounts due and payable on or prior to the Amendment No. 3 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Obligors hereunder.

          (e) Initial Loans. To the extent that, on the Amendment No. 3 Effective Date any Dollar Loans shall be outstanding under the Credit Agreement, the Borrower shall have borrowed from, and each of the Dollar Lenders (including the New Lenders, to the extent constituting Dollar Lenders) shall have made Dollar Loans to the Borrower, and (notwithstanding the provisions of Section 2.17(d) of the Credit Agreement requiring that prepayments be made ratably in accordance with the principal amounts of the Dollar Loans held by the Dollar Lenders) the Borrower shall have prepaid Dollar Loans held by the Dollar Lenders in such amounts as shall be necessary, together with accrued interest and any amounts payable under Sections 2.14 and 2.16 of the Credit Agreement, so that after giving effect to such Dollar Loans and prepayments, the Dollar Loans shall be held by the Dollar Lenders pro rata in accordance with the respective amounts of their Dollar Sub-Commitments (as modified hereby).

          In addition, to the extent that, on the Amendment No. 3 Effective Date any Multicurrency Loans in any Currency shall be outstanding under the Credit Agreement, the Borrower shall have borrowed from, and each of the Multicurrency Lenders (including the New Lenders, to the extent constituting Multicurrency Lenders) shall have made Multicurrency Loans in such Currency to the Borrower, and (notwithstanding the provisions of Section 2.17(d) of the Credit Agreement requiring that prepayments be made ratably in accordance with the principal amounts of the Multicurrency Loans of such Currency held by the Multicurrency Lenders) the Borrower shall have prepaid Multicurrency Loans held by the Multicurrency Lenders in such amounts as shall be necessary, together with accrued interest and any amounts payable under Sections 2.14 and 2.16 of the Credit Agreement, so that after giving effect to such Multicurrency Loans and prepayments, the Multicurrency Loans in such Currency shall be held by the Multicurrency Lenders pro rata in accordance with the respective amounts of their Multicurrency Sub-Commitments (as modified hereby).

          (f) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or Special Counsel may reasonably request.

          Section 6. New Lenders. Each Person not heretofore a Lender under the Credit Agreement that becomes a Lender by operation of this Amendment No. 3 shall, upon the satisfaction of the conditions precedent set forth in Section 4 above, be a "Lender" under and as defined in the Credit Agreement for all purposes thereof and have the obligations, rights and benefits of a Lender thereunder, having the Commitment set forth opposite such Lender's name in
Schedule 2.01 hereto. The initial Applicable Lending Office and initial address for notices under the Credit Agreement for each New Lender is specified in the Administrative Questionnaire heretofore returned by such Lender to the Administrative Agent

          Section 7. Miscellaneous. Except as provided herein, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed as of the date first written above.

                                                SMITHFIELD FOODS, INC.


                                                By /s/ Daniel G. Stevens
                                                   Name: Daniel G. Stevens
                                                   Title: Vice President

                              SUBSIDIARY GUARANTORS

CODDLE ROASTED MEATS, INC.            BROWN'S OF CAROLINA LLC
GWALTNEY OF SMITHFIELD, LTD.          CARROLL'S FOODS LLC
HANCOCK'S OLD FASHIONED               CARROLL'S FOODS OF
  COUNTRY HAM, INC.                     VIRGINIA LLC
IOWA QUALITY MEATS, LTD.              CENTRAL PLAINS FARMS LLC
JOHN MORRELL & CO.                    CIRCLE FOUR LLC
LYKES MEAT GROUP, INC.                MURPHY FARMS LLC
MOYER PACKING COMPANY                 QUARTER M FARMS LLC,
MURCO FOODS, INC.                     each a Delaware limited liability company
NORTH SIDE FOODS CORP.
PACKERLAND PROCESSING
  COMPANY, INC.                       By  MURPHY-BROWN LLC,
PACKERLAND HOLDINGS, INC.                 a Delaware limited liability company,
PATRICK CUDAHY INCORPORATED               as a sole member of each
PREMIUM PORK, INC.
QUIK-TO-FIX FOODS, INC.
STADLER'S COUNTRY HAMS, INC.              By  JOHN MORRELL & CO.,
SUN LAND BEEF COMPANY                         a Delaware corporation,
SUNNYLAND, INC.                               as its sole member
THE SMITHFIELD COMPANIES, INC.
THE SMITHFIELD PACKING
  COMPANY, INCORPORATED                       /s/ Daniel G. Stevens
STEFANO FOODS, INC.                           Name:  Daniel G. Stevens
THE SMITHFIELD HAM AND PRODUCTS               Title: Vice President
COMPANY, INCORPORATED



By /s/ Daniel G. Stevens
   Name:  Daniel G. Stevens
   Title: Vice President

MURPHY-BROWN LLC,                         GREAT LAKES CATTLE CREDIT
  a Delaware limited liability company    COMPANY, LLC,
                                           a Delaware limited liability company,


      By  JOHN MORRELL & CO.,                   By  PACKERLAND HOLDINGS,
          a Delaware corporation,                     INC.,
          as its sole member                        a Delaware corporation,
                                                    as its sole member

          /s/ Daniel G. Stevens
          Name:  Daniel G. Stevens                  /s/ Daniel G. Stevens
          Title: Vice President                     Name:  Daniel G. Stevens
                                                    Title: Vice President

                                   NEW LENDERS

                                              COBANK, ACB


                                              By /s/ Kenneth Winlid
                                                Name: Kenneth Warlick
                                                Title: VP

                                     LENDERS


JPMORGAN CHASE BANK,                          ABN AMRO BANK N.V.
  individually and as Administrative Agent

By /s/ Gary L. Spevack                        By______________________________
   Name:  Gary L. Spevack                       Name:
   Title: Vice President                        Title:


                                              By______________________________
                                                Name:
                                                Title:

BANK OF AMERICA, N.A.                      BANK OF TOKYO-MITSUBISHI
                                             TRUST COMPANY


By /s/ William F. Sweeney                  By /s/ Spencer Hughes
   Name: William F. Sweeney                   Name: Spencer Hughes
   Title: Bank of America                     Title: Vice President

BNP PARIBAS                                CAPE FEAR FARM CREDIT, ACA


By /s/ Thomas H. Ambrose                   By /s/ Randy T. Pope
   Name: Thomas H. Ambrose                    Name: Randy T. Pope
   Title: Director                            Title: Vice President

By /s/ Peter Labric
   Name: Peter Labric
   Title: Central Region Manager
CIBC INC.                                  COOPERATIEVE CENTRALE
                                             RAIFFEISEN-BOERENLEENBANK
                                             B.A. "RABOBANK INTERNATIONAL",
                                             NEW YORK BRANCH
By /s/ Dominic J. Sorresso
   Name: Dominic J. Sorresso
   Title: Executive Director
           CIBC World Markets, as Agent    By________________________________
                                             Name:
                                             Title:

                                           By________________________________
                                             Name:
                                             Title:

CREDIT AGRICOLE INDOSUEZ                   MIZUHO CORPORATE BANK, LTD.


By_________________________________        By /s/ Robert Gallagher
  Name:                                       Name: Robert Gallagher
  Title:                                      Title: Vice President

By_________________________________
  Name:
  Title:

DRESDNER BANK                             FARM CREDIT BANK OF WICHITA
  LATEINAMERIKA AG,
  MIAMI AGENCY

                                          By /s/ Travis W. Ball
By________________________________           Name: Travis W. Ball
  Name:                                      Title: Vice President
  Title:

FARM CREDIT SERVICES                      FARM CREDIT SERVICES
  OF AMERICA, PCA                           OF MID-AMERICA, PCA


By /s/ Timothy J. Healy                   By /s/ Steven R. Kluemper
   Name: Timothy J. Healy                    Name: Steven R. Kluemper
   Title: Vice President                     Title: Agribusiness Account
                                                     Executive

AGSTAR FINANCIAL SERVICES PCA             WACHOVIA BANK, NATIONAL ASSOCIATION
  d/b/a FCS Commercial Finance Group

                                          By /s/ Anthony D. Braxton
By /s/ James M. Grafing                      Name: Anthony D. Braxton
   Name: James M. Grafing                    Title: Director
   Title: SVP - Syndicated Finance


GENERAL ELECTRIC CAPITAL                  HARRIS TRUST & SAVINGS BANK
  CORPORATION

By /s/ C. Mark Smith                      By /s/ John R. Carley
   Name: C. Mark Smith                       Name: John R. Carley
   Title: Duly Authorized Signatory          Title: Vice President

ING (U.S.) CAPITAL LLC                    SUMITOMO MITSUI BANKING
                                            CORPORATION

By /s/ Daniel W. Lamprecht                By /s/ Peter Knight
   Name: Daniel W. Lamprecht                 Name: Peter Knight
   Title: Managing Director                  Title: Joint General Manager

SUNTRUST BANK                              U.S. BANK NATIONAL ASSOCIATION


By /s/ Hugh E. Brown                       By /s/ Kathi Hatch
   Name: Hugh E. Brown                        Name: Kathi Hatch
   Title: Vice President                      Title: Assistant Vice President

By /s/ Lauren P. Carrigan
   Name: Lauren P. Carrigan
   Title: Vice President